UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3245 Richmond Terrance
Staten Island, New York		10303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

Senior Notes Private Placement

On October 14, 2005, K-Sea Transportation Partners L.P. (“K-Sea”) and its wholly owned subsidiary, K-Sea Transportation Finance Corporation, issued a press release announcing that they intend to sell $150 million of senior unsecured notes due 2012 in a private placement.  Subject to acceptable market and interest rate conditions, K-Sea intends to complete the offering by the end of October and to use the net proceeds from the offering to repay approximately $77 million of indebtedness which will be incurred to fund the acquisition of Sea Coast Towing, Inc. (which is expected to close next week), to repay certain other indebtedness, and for general partnership purposes.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Closing of Common Unit Offering

On October 14, 2005, K-Sea closed its previously announced public offering of 950,000 common units representing limited partner interests in K-Sea.  Net proceeds from the offering of $33.1 million were used to repay borrowings under K-Sea’s revolving credit agreement.

First Quarter Fiscal 2006 Results and Outlook

K-Sea expects to announce its results of operations for the first quarter of fiscal 2006 on or about October 28, 2005.  Based on preliminary estimates, K-Sea anticipates that its results of operations for the first quarter of fiscal 2006 will be consistent with or better than its expectations for the quarter and better than its results of operations for the comparable period in fiscal 2005 and the fourth quarter of fiscal 2005.  Vessel utilization and average daily rates continue to be strong and demand for K-Sea’s services remains robust.  Borrowings under K-Sea’s revolving credit agreement increased slightly during the first quarter of fiscal 2006, but all outstanding balances, along with some of K-Sea’s other debt, will be repaid with the proceeds of the senior notes offering discussed above.  K-Sea’s expectations regarding its results of operations for the first quarter of fiscal 2006 are subject to numerous risks and uncertainties.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or if underlying assumptions prove incorrect, actual outcomes may vary materially from those expected.

The information being furnished pursuant to Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits

99.1         Press Release dated October 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: October 14, 2005		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated October 14, 2005